Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Rhino Digital, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Rhino Digital, Inc. (“the Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a negative cash flows from operations, and a significant working capital and accumulated deficit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

April 15, 2026

Rhino Digital, Inc.

Balance Sheets

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$781,461	$1,030,465
Investment in bitcoin (Net of unrealized gains of $793,250)	1,994,767	-
Prepaid expenses	1,254	10,021
Total current assets	2,777,482	1,040,486

Non-current assets
Security deposits	5,000	-
Right of use asset	69,325	-
Property and equipment, net	16,943	15,207
Total non-current assets	91,268	15,207

Total assets	$2,868,750	$1,055,693

LIABILITIES AND SHAERHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$252,257	$82,002
Accrued Expenses	639,172	850,444
Operating lease liability	69,325	-
Derivative liability	8,175,941	2,015,409
Convertible loan payable (net of debt discount of $1,964,392 and $1,297,073, respectively)	3,095,708	324,773
Note payable	50,000	100,000
Dividends payable - related party	-	600,000
Loan from a shareholder (Net of fair value $0 and $225,500, respectively)	-	420,404
Total liabilities	12,282,403	4,393,032

Contingencies and commitments:

Shareholders’ deficit
Preferred stock, US$1.00 par value, 200,000 shares authorized,200,000 shares issued as of December 31, 2024 and 2023	20	20
Common Stock US$0.0001 par value, shares authorized, 150,000,000 and 16,276,4623 shares issued and 668,696 shares issued as of December 31, 2024 and 2023, respectively	1,629	67
Additional paid in Capital	22,719,269	12,459,775
Accumulated deficit	(32,134,571)	(15,797,201)
Total shareholders’ deficit	(9,413,653)	(3,337,339)

Total shareholders’ deficit and liabilities	$2,868,750	$1,055,693

The accompanying notes are an integral part of these financial statements

Rhino Digital, Inc.

STATEMENT OF OPERATIONS

	For The Years Ended
	December 31,	December 31,
	2024	2023
Revenues
Transaction fees	$4,567	$-
	4,567	-

General and administrative	4,478,133	4,061,238
Research and development	292,018	35,738
Total operating expenses	4,770,151	4,096,976

Operating losses	(4,765,584)	(4,096,976)

Other expenses
Unrealized gain on Bitcoin	(793,250)	-
Gain on settlement of note payable	(50,000)	-
Loss on modification of related party - notes payable	7,838,584	-
Impairment of customer list	-	1,060,000
Gain on settlement of notes payable - related party	(1,164,685)	-
Interest expense	1,976,192	803,373
Change in fair value of derivative	3,940,441
Loss on disposal of fixed assets	3,908	-
Interest expense - related parties	-	225,500
Total other expenses/(income)	11,571,786	2,088,873

(Loss) profit before income taxes	(16,337,370)	(6,185,849)
Provision for income taxes expenses	-	-
Net loss	$(16,337,370)	$(6,185,849)

Basic and diluted weighted average shares outstanding
Common Stock	8,709,947	627,357

Basic and diluted (loss) earnings per share
Common Stock	$(1.88)	$(9.86)

The accompanying notes are an integral part of these financial statements

Rhino Digital, Inc.

Statements of Changes in Shareholders’ Deficit

	Common Stock		Preferred Stock		Additional paid in Capital	Accumulated Deficit	Total Shareholders’ deficit
	Shares	Amount	Shares	Amount

Balance as at December 31, 2022	557,585	56	200,000	20	8,442,267	(9,611,352)	(1,169,009)
Stock option expense	-	-	-	-	1,617,519	-	1,617,519
Purchase of customer list	44,444	4	-	-	959,996	-	960,000
Shares issued for services	66,667	7	-	-	1,439,993	-	1,440,000
Loss for the year	-	-	-	-	-	(6,185,849)	(6,185,849)
Balance as at December 31, 2023	668,696	67	200,000	20	12,459,775	(15,797,201)	(3,337,339)

Issuance of shares for services	27,777	3	-	-	13,820	-	13,823
Stock warrant expense	-	-	-	-	2,023,434	-	2,023,434
Exercise of stock options	74,999	8		-	2,692	-	2,700
Capital contribution of accrued salary - related party	-	-	-	-	885,600	-	885,600
Capital contribution of accrued dividend- related party	-	-	-	-	600,000	-	600,000
Conversion of notes party to common stock	15,505,000	1,551	-	-	6,733,949	-	6,735,500
Loss for the year	-	-	-	-	-	(16,337,370)	(16,337,370)
Balance as at December 31, 2024	16,276,472	1,629	200,000	20	22,719,270	(32,134,571)	(9,413,653)

The accompanying notes are an integral part of these financial statements

Rhino Digital, Inc.

 Statements of Cash Flows

	For the year ended December 31, 2022		For the year ended December 31, 2023

Operating activities
Net Loss		$(16,337,370)		$(6,185,849)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation on plant and equipment		4,985		947
Amortization of right of use asset		12,666		-
Stock based compensation and stock option expense		2,023,433		3,057,519
Common stock issued for services		13,823		-
Change in valuation of derivative		2,596,382		225,500
Change in fair value of convertible notes		7,838,541		-
Gain on settlement of notes payable related party		(1,164,685)		-
Interest expense derivatives		144,150		168,888
Impairment of customer list		-		1,060,000
Fair value of related party loans		-		225,500
Amortization of debt discount		2,755,835		320,794
Unrealized gain on Bitcoin		(793,250)		-
Loss on exchange of fixed assets		3,908		-
Gain on settlement of notes payable		(50,000)		-
Changes in operating assets and liabilities:
Change in Prepaid Expenses		8,767		(4,500)
Increase in deposits		(5,000)		-
Lease payments		(12,666)		-
Change in Accrued expenses		674,328		354,061
Change in Accounts payable and accrued liabilities		170,255		71,160
Net cash provided by operating activities		(2,295,260)		(705,980)

Cash flows from investing activities
Bitcoin received for services		(1,517)		-
Purchase of equipment		(10,629)		(7,351)
Purchase of Bitcoin		(1,200,000)		-
Cash used in an investing activity		(1,212,146)		(7,351)

Cash flows from financing activities
Repayment of loan from a shareholder		(179,399)		-
Proceeds from notes payable		-		111,918
Proceeds from exercise of stock options		2,701
Proceeds from issuance of convertible debt		3,435,100		1,625,000
Net cash used in financing activities		3,258,402		1,736,918
Net increase (decrease) in cash and cash equivalents

Cash and cash equivalents at beginning of the year		(249,004)		1,023,587

Cash and cash equivalents at end of the year		1,030,465		6,878

Non-cash financing activities		$781,461		$1,030,465

Right of use asset		$81,991	$
Capital contribution of accrued salary - related party		$885,600	$
Capital contribution of accrued dividend- related party		$600,000	$
Conversion of note payable to common stock - related party		$15,505	$
Record initial derivative		$3,044,023		$1,621,021
Purchase of customer lists	$			$1,060,000

The accompanying notes are an integral part of these financial statements

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Rhino Digital Inc. (the “Company”) was originally incorporated as Endz Meet, Inc. on November 27, 2019, in the State of Nevada, United States. The Company changed its name to Rhino Digital Inc. on February 24, 2021. The Company developed a comprehensive financial App that allows users to manage Bitcoin transactions, pay bills, borrow money, and invest in retirement accounts, all in one seamless and secure platform. The Company is located in Miami Beach, Florida, United States.

Going Concern

The accompanying consolidated financial statements have been prepared, assuming a continuation of the Company as a going concern. The Company had negative cash flows from operations of $2,282,594 for the year December 31, 2024, and a working capital deficit of $9,504,921 and accumulated deficit of $32,134,571, as of December 31, 2024. This raises substantial doubt about our ability to continue as a going concern for a period of one year from the date of these financial statements.

The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that this series of events will be satisfactorily completed.

Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail or cease our operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These financial statements do not include any adjustments that might arise from this uncertainty.

2.	BASIS OF PRESENTATION

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) .

Fair value of financial instruments

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, prepaid expenses and other assets, capitalized permit costs, escrow deposits, accounts payable, accrued expenses, and other payables approximate their fair market value based on the short-term maturity of these instruments.

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), requires companies to determine fair value based on the price that would be received to sell the asset or paid to transfer the liability to a market participant. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.

The guidance requires that assets and liabilities carried at fair value be classified and disclosed in one of the following categories:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

●	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

●	Level 3: Unobservable inputs that are not corroborated by market data.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

Other than bitcoin and derivatives, the Company did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value, on a recurring basis, in accordance with ASC Topic 820.

The following table represents the Company’s fair value hierarchy of its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2024 and December 31, 2023.

December 31, 2024

	Amount	Level 1	Level 2	Level 3
Bitcoin	$1,994,767	1,994,767	-	$-
Embedded conversion derivative liability	$8,175,941	$-	$-	$8,175,941
Total	$10,170,708	$1,994,767	$-	$8,175,941

December 31, 2023

	Amount	Level 1	Level 2	Level 3
Embedded conversion derivative liability	$2,015,409	$-	$-	$2,015,409
Total	$2,015,409	$-	$-	$2,015,409

Bitcoin is sold on a first-in, first-out (FIFO) basis. For the year ended December 31, 2024, gains were recognized on all sales of bitcoin are included in Change in fair value of bitcoin on the Statements of Operation. Unrealized gains are recorded as Unrealized gain on Bitcoin.

The carrying amounts of cash and other assets, accounts payable, accrued liabilities, and notes payable approximate their fair values as of December 31, 2024 and December 31, 2023, respectively, because of their short-term natures and the Company’s borrowing rate of interest.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and accompanying notes. Significant estimates include the assumption used in the valuation of equity-based transactions and valuation of intangible assets. Actual results could differ from those estimates.

Segment reporting

The Company operates as a single operating segment as a bitcoin financial services platform company, In accordance with ASC 280 – “Segment Reporting”, the Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similarities in economic characteristics such as nature of services; and procurement processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying notes to financial statements. All revenues and expenses as reflected in the accompanying consolidated statements of operations and comprehensive loss are allocated to the one segment. The Company’s single operating segment includes all of the Company’s assets and liabilities as reflected in the accompanying consolidated balance sheets.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities of three months or less at the time of purchase. At December 31, 2024 and December 31, 2023, the Company had approximately $530,000 and $780,000 cash in excess of FDIC limits of $250,000 at any single bank.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

Digital Assets, at Fair Value

The Company’s digital assets primarily include Bitcoin (BTC) which are actively traded on public exchanges. The Company distinguishes between digital assets which fall within the scope of ASC 350-60 and those which do not. The Company refers to digital assets which fall within the scope of ASC 350-60 (e.g., BTC) as “crypto assets.” Digital assets which do not fall within the scope of ASC 350-60, Accounting for and Disclosure of Crypto Assets, are referred to as “digital intangible assets.”

Crypto assets are recorded at fair value in accordance with ASC 820, Fair Value Measurement. Changes in fair value are recognized in the Company’s consolidated statements of operations within “other income (expense)” for the period in which they occur. Certain of the Company’s crypto assets are staked with no lock-up period, and are considered current assets in accordance with ASC 210-10-20, Balance Sheet, due to the Company’s ability to sell them in a liquid marketplace and with a reasonable expectation that they will be realized in cash during the normal operating cycle of our business to support operations if needed.

Property and equipment

Property and equipment is recorded at cost and capitalized from the initial date of service. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.

The Company earns transaction fees primarily from providing crypto asset sales and purchase on behalf of our customers. The Company recognizes revenue at the point in time the transaction is processed or the trade is executed. Contracts with customers are defined at the transaction level as they are open-ended and may be terminated by either party without penalty.

The transaction price, determined at the transaction level, is calculated based on set percentage of the transaction per the Company’s published fee disclosures. In instances where transaction fees are collected in crypto assets, revenue is measured based on the fair value of the crypto assets received at the time of the transaction.

Stock Based Compensation

Stock options and warrants issued to consultants and other non-employees as compensation for services provided to the Company are accounted for based on the fair value of the services provided or the estimated fair market value of the option or warrant, whichever is more reliably measurable, and in accordance with FASB ASC 718, Compensation-Stock Compensation, including related amendments and interpretations.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

Net Income / (Loss) per Share

Basic income / (loss) per share amounts are computed based on net income / (loss) divided by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted into common stock. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method. The effect of 75,000 and 5,053,000 options is anti-dilutive for the year ended December 31, 2023 and 2024, respectively.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The Company does not expect the adoption of this new guidance to have a material impact on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s consolidated financial statements.

Income Taxes

We utilize the asset and liability method of accounting for income taxes. We recognize deferred tax liabilities or assets for the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities. We regularly assess the likelihood that our deferred tax assets will be recovered from future taxable income. We consider projected future taxable income and ongoing tax planning strategies in assessing the amount of the valuation allowance necessary to offset our deferred tax assets that will not be recoverable. We have recorded and continue to carry a full valuation allowance against our gross deferred tax assets that will not reverse against deferred tax liabilities within the scheduled reversal period. If we determine in the future that it is more likely than not that we will realize all or a portion of our deferred tax assets, we will adjust our valuation allowance in the period we make the determination. We expect to provide a full valuation allowance on our future tax benefits until we can sustain a level of profitability that demonstrates our ability to realize these assets.

Reverse Stock Split

On April 5, 2024, the Company approved an amendment to its articles of incorporation to affect a 36-to-1 reverse split of its common shares effective April 5, 2024. Unless otherwise noted, all share and per share information relating to the Company’s common shares in these financial statements have been adjusted to reflect the reverse stock split. During the year ended December 31, 2024 and 2023 the Company reclassified $56,255 and $2,340 from Common stock to additional paid in capital for the effect of the reverse split.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

3.	PROPERTY AND EQUIPMENT

	December 31, 2024	December 31, 2023
Office equipment	$19,090	$17,575
Less: accumulated depreciation	(2,147)	(2,368)
Property and equipment, net	16,943	15,207
Impairments	—	—
	$16,943	$15,207

During the year ended December 31, 2024, the Company recognized a loss of $3,908 on the trade-in of its office equipment. As of December 31, 2024 and December 31, 2023, management assessed that there were no impairments. Depreciation expense for the years ended December 31, 2024 and 2023 amounted to $4,985 and $947, respectively.

4.	INVESTMENTS

During the year ended December 31, 2024, the Company purchased 21.33 Bitcoins for $1,200,000. The investments in Bitcoin are revalued to their current market value at each reporting date. Fair value is determined by using the daily price of Bitcoin from Coin Metrics. During the year ended December 31, 2024, the Company recognized an unrealized gain on its investment of $793,250.

	QTY	Cost		Fair Value2		Total
Balance December 31, 2023	-	$			$-		$-
Purchased	21,.398		$1,200,000		$793,250		$1,993,250
Received from services	-		$1,517	$		$
Balance December 31, 2024	$21,398		$1,201,517		$793,250		$1,994,767

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES - RELATED PARTY

	December 31, 2024	December 31, 2023
Accrued salary and consulting fees – related party	$156,585	$784,383
Accrued Interest	470,759	57,857
Accrued Interest – related party	—	8,204
Other Accrued Expenses	11,828	-
	$639,172	$850,044

On June 26, 2024, Lyle Hauser forgave $885,600 of accrued salary and was recognized as a capital contribution in the statements of changes in shareholders’ deficiency.

6.	OPERATING LEASES

In October 2024 the Company leased a building located in El Salvadore The lease is for an initial term of 18 months. The lease requires rental payments of $6,000 per month. The Company paid a $5,000 deposit at the inception of the lease.

The Company adopted ASC 842 and recorded right of use asset and operating lease liability of $83,190. The Company used 12% as incremental borrowing rate as is the average interest rate of the Company’s outstanding third party note. The lease agreement gives the Company the option to renew it for two additional 5-year terms but the Company did not consider it likely to exercise that option. Therefore, the Company did not include such amounts in its computations of the present value of remaining lease payment on the adoption date.

Supplemental balance sheet information related to leases is as follows:

December 31, 2024

Operating Leases	Classification	December 31, 2024
Right-of-use assets	Operating right of use assets	$69,325
Total		$69,325
Current lease liabilities	Current operating lease liabilities	$69,325
Non-current lease liabilities	Long-term operating lease liabilities	$-
Total		$69,325

Lease term and discount rate were as follows:

December 31, 2024
Weighted average remaining lease term (years)	1.00
Weighted average discount rate	12%

The following summarizes operating lease expenses for year ended December 31, 2025:

Depreciation/amortization expense	$12,666
Interest on lease liabilities	2,340
Operating lease expense	$15,006

Supplemental disclosures of cash flow information related to leases were as follows:

December 31, 2024
Cash paid for operating lease liabilities	$18,000

Future lease payments:

2025	$69,325
Thereafter	_0
Total	$69,235

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

7.	CONVERTIBLE DEBENTURES

During the year ended December 31, 2023, the Company entered into loan agreements totaling $1,625,000 (the “2023 Convertible Loans”). The 2023 Convertible Loans bear interest at 12% per annum and have a maturity date of one year after the date of issuance. At maturity, the 2023 Convertible Loans are convertible into common shares of the Company at a conversion price of 80% of the lower of (i) the price per share of common stock offered by the Company in the Offering Statement, or (ii) the price per share of common stock of the Company corresponding to a valuation of the Company (on a fully diluted basis, including without limitation, giving effect to the issuance of all shares offered under the Offering Statement) of $18,000,000 (subject in all cases to adjustment for stock splits, stock dividends, and similar transactions). During the year ended December 31, 2024 and December 31, 2023, the interest incurred was $195,534 and $58,343, respectively and included in finance costs. For the years ended December 31, 2024 and December 31, 2023, the Company accrued interest of $253,877 and $58,343, respectively.

During the year ended December 31, 2024, the Company entered into loan agreements totaling $3,435,100 (the “2024 Convertible Loans”). The 2024 Convertible Loans bear interest at 12% per annum and have a maturity date of one year after the date of issuance. At maturity, the 2024 Convertible Loans are convertible into common shares of the Company at a conversion price of 80% of the lower of (i) the price per share of common stock offered by the Company in the Offering Statement, or (ii) the price per share of common stock of the Company corresponding to a valuation of the Company (on a fully diluted basis, including without limitation, giving effect to the issuance of all shares offered under the Offering Statement) of $18,000,000 (subject in all cases to adjustment for stock splits, stock dividends, and similar transactions). As of December 31, 2024, the Company incurred interest expense of $222,503. As of December 31, 2024 accrued interest amounted to $222,503.

The continuity of the Company’s convertible debt is as follows:

	2023 Convertible loans	2024 Convertible loans	Total
Balance, December 31, 2022	—	—	—
Issued during the period	1,625,000		1,625,000
Debt discount on convertible debt	(1,621,031)	—	(1,621,031)
Debt discount amortized	320,803	—	320,803
Balance, December 31, 2023	324,773	—	324,773
Issued during the period	—	3,435,100	3,435,100
Debt discount on convertible debt	—	(3,435,000)	(3,345,000)
Debt discount amortized	1,300,227	1,455,608	2,755,835
Balance, December 31, 2024	$1,625,000	$1,455,708	$3,080,708

8.	LOANS PAYABLE – RELATED PARTY

As at December 31, 2023, the Company had executed with an entity controlled by the Company’s President and CEO, $194,910 in convertible notes, with a 20% original issue discount. As at December 31, 2023, all the notes were in default with a 6% annual default interest rate.  The conversion price of the outstanding balance was the holder shall have the right, at its option, to convert all or a part of the outstanding principal into such number of shares of common stock, equal to twenty-one dollars and sixty cents ($21.60) as may be adjusted for stock splits, stock dividends, subdivisions or combinations of, or similar transactions in, the common shares. The note was recognized at its fair value by using an 11% annual effective interest rate.

During the year ended December 31, 2024, the conversion terms of the loans were amended to a conversion price from $21.60 to $0.001. As a result of the amendments, the Company recognized a fair value loss of $7,838,541. During the year ended December 31, 2024, $15,505 of principal was converted into 15,505,000 shares of common stock, and the remaining principal and accrued interest was repaid in full. The Company recognized a gain on the change in fair value of $1,164,685 prior to settlement and a gain on settlement/redemption of $179,404.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

9.	DERIVATIVE LIABILITIES

The conversion feature included in the 2023 Convertible Loans and the 2024 Convertible Loans resulted in a variable number of common shares to be issued. Accordingly, a contract to issue a variable number of common shares shall be classified as a derivative liability and measured at fair value with change in fair value recognized in the statements of operations and comprehensive loss at each period end. The derivative liability will ultimately be converted into the Company’s equity when the convertible debenture is converted or will be extinguished on the repayment of the debentures and reclassified to contributed surplus. Related party loans had a fixed conversion price however, the company determined that if a company has outstanding convertible notes with variable conversion features, this can “taint” other instruments—such as fixed conversion notes or warrants—by precluding equity classification under FASB ASC 815. Therefore, the Company reclassified such instruments as derivative liabilities and account for them at fair value through earnings until the variable feature is eliminated or amended to a fixed feature.

The Company used the Binomial model for related party convertible loans and Monte Carlo model for all other notes to estimate the fair value of the derivative liabilities with respect to the 2023 Convertible Loans and the 2024 Convertible Loans as at each reporting date. The derivative liabilities in connection with the conversion feature of the convertible debentures are measured using level 3 inputs.

The change in the fair value of derivative liabilities is as follows:

Balance – December 31, 2022	$-
Loss on change in fair value of the derivative	394,379
Debt discount on new issuance	1,621,030
Balance – December 31, 2023	$2,015,409
Loss on change in fair value of the derivative	3,116,509
Debt discount on new issuance	3,044,023
Balance – December 31, 2024	$8,175,941

The table below shows Binomial model for related party convertible loans and Monte Carlo model for all other notes the significant financial input used by the Company to value the derivative liability at each measurement date:

	December 31, 2024	December 31, 2023
Expected term	0.20 – 1 years	0.56 – 1 years
Expected volatility	95.0% – 137.4%	108.2% – 129.6%
Expected dividend yield	—	—
Risk-free interest rate	4.13% – 5.03%	4.47% – 5.27%

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

10.	Acquisition OF WALLEX, INC.

In September 2022, the Company entered into an agreement to acquire the assets of Wallex, Inc., which concluded in May 2023.

The total acquisition cost includes 44,444 shares with a value based on the latest private placement of $21.60 per share, in addition to an unsecured, non-interest bearing $100,000 note issued to DoWallet, brings the purchase price to $1,060,000 on May 23, 2023. The note is to be repaid upon the closing of a merger transaction.

During the year ended December 31, 2023, the Company recognized an impairment loss of $1,060,000 related to the purchase price of the acquired intangible assets of Wallex, Inc. The impairment was triggered by a delay in the launch of the Company’s application, which prevented timely deployment to the customer list. This delay resulted in the application not meeting the expected performance and revenue generation targets. The delay in the application’s launch and the subsequent inability to deploy it to customers led to a reassessment of its value, resulting in a full impairment of its purchase price.

On August 22, 2024, the Company and Seller agreed that, Company would pay $50,000 to Seller, in full satisfaction of any and all remaining obligations of Buyer to Seller under the Purchase Agreement, upon the closing of a transaction (including, without limitation, a share exchange, merger agreement, or similar transaction) between Buyer and/or the Buyer’s stockholders and any entity. The Company recognized a gain of $50,000 on the reduction from the original amount owed of $100,000.

11.	INCOME TAXES

In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has net loss carry forwards of approximately $5,539,000 available to offset future taxable income. Tax returns for the years 2019 through 2024 remain open to review by both Federal and State Tax Authorities.

	2024	2023

Federal statutory taxes	(21.00)%	(21.00)%
State statutory taxes	(4.35)%	(4.35)%
Change in valuation allowance	25.35%	25.35%
	-%	-%

The provision for income taxes for the year ended December 31, 2024, and 2023 consists of the following:

	2024	2023
Current:
Federal	$(3,180,398)	$(1,306,207)
State	(657,214)	(269,435)

Permanent differences	2,503,286	1,272,760
Non-deductible expenses	135,122	83,192
Change in Valuation Allowance	1,199,204	219,690

Income Tax Expense	$-	$-

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

The Company has the following net deferred tax asset (liability):

	As of December 31, 2024	As of December 31, 202
Net Operating Losses	$2,110,441	$910,412

Unpaid liabilities	163,422	230,104
Book to tax amortization – Intangible assets	13,019	14,202
Book to Tax Depreciation – Investment Gain	(201,049)	-
Book to Tax Depreciation – Property, Plant & Equipment	(3,127)	(3,556)
Valuation Allowance	(2,082,705)	(1,151,163)

Net Deferred Tax Assets (liabilities)	$-	$-

12.	EQUITY

Authorized share capital

The total number of shares of common stock that the Company is authorized to issue is 150,000,000. The shares of common stock have a par value of $0.0001 per share. All of the common shares authorized have equal voting rights and powers without restrictions in preference. The number of preferred shares that the Company is authorized to issue is 50,000,000. The shares of the preferred stock have a par value of $0.0001. The Company may issue any class of preferred shares in any series. The Board shall have the authority to establish and designate series, to fix the number of shares included in each series and set the rights and preferences of shares in each series.

On April 5, 2024, the Company approved an amendment to its articles of incorporation to effect a 36-to-1 reverse split of its common shares effective April 5, 2024, the amendment did not impact the number of authorized shares. Unless otherwise noted, all share and per share information relating to the Company’s common shares in these financial statements have been adjusted to reflect the reverse stock split. During the year ended December 31, 2024 and 2023 the Company reclassified $$56,255 and $2,340 from Common stock to additional paid in capital for the effect of the reverse split.

On May 4, 2020, the Company established 200,000 of Series A preferred shares with a $3.00 per share value. The holders will be entitled to receive (on a pro rata basis), out of any funds and assets of the Company legally available therefor, dividends payable monthly (within five business days of the end of each calendar month), in an aggregate amount equal to the sum of (i) commencing on such date that the Company has generated aggregate revenue since inception of at least $500,000, as determined by the Company in good faith, 20% of the revenue received by the Company during such calendar month, and (ii) 20% of any funds received by the Company in any financing transaction (including debt or equity) completed during such calendar month, payable in preference and priority to any payment of any dividend of the common stock of the Company (the “Common Stock”), provided that, the Holders will not be entitled to any dividends under this Section 3(a) following such time as the Holders have received an aggregate of $600,000 in dividends under this Section 3(a). The right to such dividends of the Holders of Series A Preferred Stock will be cumulative. In addition to dividends payable pursuant to Section 3(a), Holders will be entitled to participate on an as-converted basis with any dividends paid with respect to the common shares. During the year ended December 31, 2021, the Vantage Group, a related party by virtue of common shareholder, purchased 200,000 shares of the Series A preferred shares for cash of $200,000. As at December 31, 2024 and December 31, 2023, the dividends payable balance was $nil and $600,000, respectively. The preferred shares are convertible into common shares at a ratio of one share of preferred stock for 2.22 shares of common stock. During the year ended December 31, 2024 the dividends payable of $600,000 to the preferred shareholder was forgiven and recognized as a capital contribution during the year ended December 31, 2024.

During the year ended December 31, 2024, the following shares were issued:

On January 4, 2024, the consultant options issued on April 26, 2022, to purchase a total of 8,333 shares of common stock at an exercise price of $0.036 per share, were exercised for cash of $300.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

On January 4, 2024, the consultant’s options issued on October 16, 2022, to purchase a total of 66,666 shares of common stock at an exercise price of $0.036 per share, were exercised for cash of $2,400.

On March 4, 2024 and April 3, 2024, the Company issued 11,111 and 16,666 shares of common stock, respectively, to a consultant at a total fair value of $13,823.

On June 27, 2024, the Company issued 15,505,000 shares of common stock to settle $15,505 of the remaining loans payable balance at a fair value of $6,735,500.

During the year ended December 31, 2023 the following shares were issued:

In September 2022, the Company entered into an agreement to acquire the assets of Wallex, Inc., which concluded in May 2023. The total acquisition cost includes a payment of $100,000 in cash and 44,444 shares with a fair value of $21.60 per share, based on the latest private placement of common shares.

The Company issued a total of 66,667 shares of common stock for services valued at $1,440,000 or $21.60 per share based on the latest private placement of common shares.

Stock options:

On April 26, 2023, the Company issued options to a consultant to purchase a total of 8,333 shares of common stock at an exercise price of $0.036 per share. The options immediately vested upon issuance and have a term of 7 years. The options were valued at $179,716 using a Black-Scholes pricing model. The Options were valued using the following assumptions: share price of $21.60, an expected term of 2 years, expected dividends of $0, volatility of 129% and a risk free interest rate of 2.86%. On January 4, 2024, these options were exercised. for cash of $300.

On October 16, 2023, the Company issued several consultants options to purchase a total of 66,667 shares of common stock at an exercise price of $0.036 per share. The options immediately vested upon issuance and have a term of 7 years. The options were valued at $1,437,802 using a Black-Scholes pricing model. The Options were valued assuming a stock price of $21.60, an expected term of 2 years, expected dividends of $0, volatility of 128% and a risk-free interest rate of 4.75%. On January 4, 2024, these options were exercised for cash of $2,400.

On June 24, 2024, the Company entered into a new employment agreement with Lyle Hauser. Effective upon execution of the Agreement, the Company shall issue to Executive options to purchase 1,000,000 shares of common stock. Executive acknowledges such options, and underlying shares will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold unless registered pursuant to the Securities Act or an available exemption from such registration The options immediately vested upon issuance and have a term of 7 years. The options were valued at $345,537 using a Black-Scholes pricing model. The Options were valued assuming a stock price of $.446, a term of 2 years, expected dividends of $0, volatility of 156.8% and a risk-free interest rate of 5.50%.

On July 15, 2024, the Company entered into a consulting agreement and issued 1,000,000 options, respectively, to be converted into common shares at an exercise price of $0.36 per share. Of these, 700,000 options vest immediately, while the remaining options vest monthly over one year. The options were valued at $650,974 using a Black-Scholes pricing model. The options were valued assuming a stock price of $.834, a term of 2 years, expected dividends of $0, volatility of 125.6% and a risk-free interest rate of 4.80%.

On August 1, 2024, the Company entered into two consulting agreements and issued 840,000 and 400,000 options, respectively, to be converted into common shares at an exercise price of $0.36 per share. Of these, 220,000 options vest immediately, while the remaining options vest monthly over one year. The options were valued at $807,208 using a Black-Scholes pricing model. The options were valued assuming a stock price of $.834 a term of 2 years, expected dividends of $0, volatility of 125.6% and a risk-free interest rate of 4.80%.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

On August 6, 2024, the Company entered into a consulting agreement and issued 1,000,000 options to be converted into common shares at an exercise price of $0.36 per share. Of these, 520,000 options vest immediately, while the remaining options vest monthly over one year. The options were valued at $690,974 using a Black-Scholes pricing model. The options were valued assuming a stock price of $.834 a term of 2 years, expected dividends of $0, volatility of 125.6% and a risk-free interest rate of 4.80%.

On August 9, 2024, the Company entered into a consulting agreement and issued 90,000 options to be converted into common shares at an exercise price of $0.36 per share. These options vest at a rate of 7,500 per month over one year. The options were valued at $58,588 using a Black-Scholes pricing model. The options were valued assuming a stock price of $.834 a term of 2 years, expected dividends of $0, volatility of 125.6% and a risk-free interest rate of 4.80%.

On August 13, 2024, the Company entered into a consulting agreement and issued 400,000 options to be converted into common shares at an exercise price of $0.36 per share. Of these, 220,000 options vest immediately, while the remaining options vest monthly over one year. The options were valued at $260,390 using a Black-Scholes pricing model. The options were valued assuming a stock price of $.834 a term of 2 years, expected dividends of $0, volatility of 125.6% and a risk-free interest rate of 4.80%.

On August 22, 2024, the Company entered into a consulting agreement, issuing 300,000 options to be converted into common shares at an exercise price of $0.36 per share. These options vest at a rate of 25,000 per month over one year. The options were valued at $195,292 using a Black-Scholes pricing model. The options were valued assuming a stock price of $.834 a term of 2 years, expected dividends of $0, volatility of 125.6% and a risk-free interest rate of 4.80%.

The following is a summary of the Company’s stock warrant activity for the year ended December 31, 2024:

	Number Of Options	Weighted-Average Exercise Price

Outstanding at December 31, 2022	75,000	$0.360
Granted	—	$—
Expired	—	$—
Exercised	—	$—
Outstanding at December 31, 2023	75,000	$0.036
Granted	5,030,000	$0.360
Expired	—	$—
Exercised	(75,000)	$0.036
Outstanding at December 31, 2024	5,030,000	$0.360
Options exercisable at December 31 2024	3,577,000	$0.360
Options exercisable at December 31, 2023	75,000	$0.036

13.	RELATED PARTY TRANSACTIONS

Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.

On May 14, 2020, the Company entered into an employment agreement with Lyle Hauser to serve as Chief Executive Officer (the “CEO”) and President. The agreement calls for the issuance of 166,667 shares of common stock and a base salary of $18,000 per month. The salary would increase based on the following:

-	Complete “Series A” funding round @ $12,000,000 +$6,000 to $24,000 per month
-	Complete NASDAQ listing + $6,000 - $30,000 per month
-	Additional increases at the discretion of the Board

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

On June 24, 2024, the Company entered into a new employment agreement with Lyle Hauser. Upon signing a bonus of $50,000, a monthly base salary of $30,000 per month, payable in accordance with the Company’s customary payroll practice and applicable wage payment law and provide health insurance benefits to Executive and in addition the Company provides insurance benefits to Lyle Hauser’s family members. Effective upon execution of this Agreement, the Company shall issue to Executive options to purchase 1,000,000 shares of common stock (Note 12). Executive acknowledges such options, and underlying shares will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold unless registered pursuant to the Securities Act or an available exemption from such registration. As of December 31, 2024, the milestones had not been met. During the year ended December 31, 2024 and 2023, the Company incurred $339,600 and $216,000 respectively, included in general and administrative costs.

On March 3, 2021, the Company entered into a consulting agreement with The Vantage Group, a related company controlled by the CEO, Lyle Hauser, in the amount of $18,000 per month. During the six-month period ended June 30, 2024 the Company retroactive increased the monthly amount effective January 1, 2024 to $24,000. During the year ended December 31, 2024 and 2023, the Company incurred $228,000 and $216,000. respectively, included in professional fees.

On June 26, 2024, Lyle Hauser forgave $885,600 of accrued salary.

On June 26, 2024, Vantage Group Ltd. forgave $600,000 of dividends owed.

On June 20, 2024, the Company repaid a total of $160,000 on loans and accrued interest. On June 27, 2024, the Company repaid an additional $25,453. In addition, the Company issued 15,505,000 shares of common stock to settle the remaining balance (Note 9).

As at December 31, 2024, the Company had a receivable balance of $4,617 from The Vantage Group. The amount was unsecured, non-interest bearing and due on demand. Subsequent to period end, the amount advanced was repaid.

14.	SEGMENT REPORTING

The Company operates as a single reportable segment, as the Chief Operating Decision Maker (“CODM”), the Chief Executive Officer (“CEO”), evaluates the business on a consolidated basis and does not receive discrete financial information for multiple business units.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

Measure of Segment Profit or Loss

The CODM assesses the Company’s financial performance based on operating loss, which aligns with the amount reported in the statement of comprehensive loss. The following table presents a reconciliation of segment operating loss to net income (loss):

	For The Years Ended
	December 31,	December 31,
	2024	2023
Net loss	$(16,337,370)	$(6,185,849)

Significant Segment Expenses

Since the Company has only one reportable segment, no additional segment disclosures are required beyond entity-wide disclosures presented below.

Rhino Digital Inc.

Notes to the Financial Statements

For the years ended December 31, 2024 and 2023

(Audited)

15.	SUBSEQUENT EVENTS

Management evaluated all additional events subsequent to the balance sheet date through to January ___, 2024, the date the financial statements were available to be issued, and determined the following items:

On April 14, 2025 the Company entered into a convertible loan agreement in the amount of $1,500,000 the loan is convertible into common stock at a price of $0.50 per share. On August 19, 2025 the loan was converted in ___ shares of common stock.

On August 19, 2025, the “Company closed its previously disclosed agreement and plan of merger (the “Merger Agreement”) among the Company, Rhino Merger Acquisition Sub, Inc., a newly formed wholly-owned subsidiary of the Company (“Merger Sub”), Rhino Digital Inc. (“Rhino”),.

Pursuant to the Merger Agreement, effective upon the closing thereof, (i) Merger Sub merged with and into Rhino, with Rhino surviving as the wholly-owned subsidiary of the Company, (ii) each share of common stock of Rhino converted into the right to receive two shares of common stock of the Company, (iii) the outstanding shares of Series A Preferred Stock of Rhino converted into an aggregate of 200,000 shares of newly created Series A Preferred Stock of the Company with substantially identical terms as the Rhino Series A Preferred Stock, (iv) convertible notes of Rhino converted into shares of common stock of the Company at a conversion price of $0.18 or $0.25, as applicable, (v) options to purchase shares of common stock of Rhino converted into options to purchase shares of common stock of the Company with the same aggregate exercise price, (vi) the sole officer and director of the Company (Lee Chong Chow) resigned and the sole officer and director of Rhino, Lyle Hauser was appointed as the chief executive officer, president, secretary and director of the Company, (vii) Rhino purchased from the Selling Shareholders an aggregate of 6,232,742 shares of common stock of the Company for an aggregate purchase price of $440,000 and returned such shares to the Company for cancellation. In accordance with the foregoing, the Company issued an aggregate of 73,295,981 shares of common stock to stockholders and note holders of Rhino. Concurrently with the closing of the Merger Agreement, all outstanding shares of the Company’s wholly-owned subsidiary, Phoenix Plus Corp., a Labuan, Malaysia corporation (“Phoenix Plus Labuan”), were transferred to Mr. Lee.

In connection with the closing of the Merger Agreement, the Company filed a certificate of designation of Series A Preferred Stock with Secretary of State of Nevada, pursuant to which the Company designated 200,000 shares as Series A Preferred Stock, and issued 200,000 shares of Series A Preferred Stock to The Vantage Group Ltd. (“Vantage”), an entity owned by Mr. Hauser. The Series A Preferred Stock entitles the holder to 51% of the total voting power of the Company’s stockholders, is convertible into shares of common stock at a ratio of 4.44 shares of common stock for each share of Series A Preferred Stock (subject to adjustment for stock dividends, stock splits, and similar transactions), has a stated value of $3.00 per share, and will entitle the holder upon any liquidation of the Company to the stated value prior to any distributions to holders of common stock.

The merger will be treated for accounting purposes as reverse merger, The accounting acquirer is Rhino Digital. All operations assets and liabilities of Phoenix Plus Corp., have been distributed to the prior owners Phoenix Plus Corp., as part of the merger and all were contained within Phoenix Plus Corp subsidiary. Post merger the public entity had no ongoing assets/liabilities, and only equity recapitalized upon close of this transaction.

On June 18, 2025 the Company entered into two securities purchase agreements to sell a total of 800,000 shares of common stock at a price of $.50 per share.

On October 28, 2025 the Company entered into two securities purchase agreement to sell a total of 200,000 shares of common stock at a price of $1.00 per share.

On November 10, 2025 the Company entered into a securities purchase agreement to sell a total of 100,000 shares of common stock at a price of $1.00 per share.

On November 26, 2025 the Company entered into a securities purchase agreement to sell a total of 50,000 shares of common stock at a price of $1.00 per share.

On December 15, 2025 the Company entered into a securities purchase agreement to sell a total of 100,000 shares of common stock at a price of $1.00 per share.

On December 19, 2025 the Company entered into a securities purchase agreement to sell a total of 100,000 shares of common stock at a price of $1.00 per share.

On December 30, 2025 the Company President and Chief Executive Officer entered into a 18% Secured Convertible Debenture. The Company borrowed 10 Bitcoins and is obligated to repay 12.5 Bitcoins on December 29, 2026. The loan is convertible into common stock at $0.36 per share. The Loan is secured by a security interest in and to, a lien upon all of the Company’s right, title and interest to the Company’s Bitcoin. Upon the occurrence of any Event of Default and at 1 any time thereafter, the Holder shall have the right to exercise all the remedies conferred hereunder, and the Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

On September 4, 2025 a holder of 1,000,000 Options exercised a cashless conversion to convert 1,889,231 shares of common stock (Post exchange ratio).

On January 15, 2026 the Company entered into a securities purchase agreement to sell a total of 200,000 shares of common stock at a price of $1.00 per share.

On January 28, 2026 the Company entered into a securities purchase agreement to sell a total of 300,000 shares of common stock at a price of $1.00 per share.

On January 30, 2026 the Company entered into a securities purchase agreement to sell a total of 500,000 shares of common stock at a price of $1.00 per share.

On February 25, 2026 the Company entered into a securities purchase agreement to sell a total of 200,000 shares of common stock at a price of $1.00 per share.

On March 10, 2026 the Company entered into a securities purchase agreement to sell a total of 50,000 shares of common stock at a price of $1.00 per share.

On March 23, 2026 the Company entered into a securities purchase agreement to sell a total of 2,000,000 shares of common stock at a price of $1.00 per share.